                              STANDSTILL AGREEMENT
                              --------------------

     STANDSTILL AGREEMENT (the "Agreement"), dated as of December 23, 1996, by and between General Cable Corporation ("GCC") and SpecTran Corporation ("SpecTran").

     General Cable Industries, Inc., a Delaware corporation and direct wholly-owned subsidiary of GCC ("GCI"), and Applied Photonics, Inc., a Delaware corporation and direct wholly-owned subsidiary of SpecTran ("APD"), are parties to a Limited Liability Company Agreement of General Photonics LLC, dated as of the date hereof (the "LLC Agreement"), which sets forth certain rights, obligations and understandings as to various matters, including, without limitation, the capital structure, operation and management of their joint venture.

     In order to induce SpecTran to cause APD to enter into the LLC Agreement, GCC agreed to enter into this Agreement with SpecTran.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         (a) "Material Breach" means, with respect to this Agreement, any breach of this Agreement which is not cured within 30 days after receipt of written notice thereof from the non-breaching party.

         (b) "Non-Competition Agreement" means the Non-Competition Agreement, dated as of the date hereof, among GCI, GCC, APD, SpecTran and General Photonics, LLC.

         (c) "SpecTran Securities" means securities issued by SpecTran and/or any of its subsidiaries and any rights or options to acquire such securities.

         (d) All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the LLC Agreement.

     2. STANDSTILL. GCC hereby agrees that it will not, and will cause its Affiliates (and their respective officers and directors) not to, directly or indirectly, alone or in association with any other person or entity, act or take any of the following actions, without the prior written consent of the Company:

         (a) act alone or as part of a "group" (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), to acquire, by purchase, offer to purchase, merger or otherwise, any SpecTran Securities;

         (b) make, or in any way participate in, any "solicitation" of "proxies" to vote (as such terms are used under the rules of the Exchange Act) or seek to advise or influence any


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person or entity with respect to the voting of any SpecTran Securities or initiate any stockholder proposal;

         (c) induce or attempt to induce any person to seek election to SpecTran's Board of Directors or seek the removal of any member of such Board;

         (d) make any public announcement with respect to any transaction or proposed or contemplated transaction between SpecTran (or any of its subsidiaries) or any of its (or their) security holders and GCC and any of its Affiliates, including, without limitation, any tender or exchange offer, merger or other business combination or acquisition of a material portion of the assets of SpecTran;

         (e) make any public announcement or disclose an intention to other persons concerning any plans, proposals or intentions of GCC with respect to the matters referenced in clauses (a) or (b); or

         (f) advise, assist or knowingly encourage, finance or arrange financing for any other person in connection with any of the foregoing.

     3. GCC'S REPRESENTATIONS. GCC represents and warrants to SpecTran that, as of the date hereof, neither it nor any of its Affiliates is the beneficial owner of any SpecTran Securities nor, to its knowledge, does any of its or their respective directors or officers beneficially own any SpecTran Securities. GCC further represents and warrants to SpecTran that (a) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action on its part, and (b) this Agreement has been duly and validly executed and delivered by GCC, and assuming this Agreement constitutes the valid and binding agreement of SpecTran, constitutes the valid and binding agreement of GCC, enforceable against it in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     4. PERMITTED TRANSACTIONS. Notwithstanding anything in this Agreement to the contrary, nothing herein is intended to preclude (a) GCC from acquiring (i) a person or entity that owns SpecTran Securities provided GCC disposes of such SpecTran Securities as soon thereafter as is commercially practicable or (ii) APD's Interest in General Photonics LLC pursuant to Article 10 of the LLC Agreement or (b) any director or officer of GCC or any of its Affiliates from acquiring, directly or indirectly, up to one percent (1%) of any class of SpecTran Securities then issued and outstanding.

     5. TERM. This Agreement shall be effective upon the execution and delivery hereof and shall remain in full force and effect until the earlier to occur of
(a) the expiration or termination of the Non-Competition Agreement as to GCC or, if GCC is subject to the Eighteen Month Period (as defined in the Non-Competition Agreement), one year after the expiration of such period and (b) the occurrence of any of the following (i) an insolvency or Bankruptcy of


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SpecTran or any of its Affiliates that is a party to the LLC Agreement or any of the Related Agreements, (ii) a Material Breach by SpecTran or any of its Affiliates under the LLC Agreement or any of the Related Agreements or (iii) the occurrence of an Irreconcilable Difference under clause (iii) of the definition thereof that was initiated by a proposal by any of the Class A Managers that results in a termination of the LLC Agreement.

     6. REMEDIES FOR BREACH. GCC agrees that irreparable damage would occur in the event of a Material Breach. Accordingly, GCC agrees that SpecTran shall be entitled to an injunction or injunctions to prevent Material Breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy which it may be entitled at law or equity.

     7. CHANGES: WAIVERS. This Agreement may not be changed in any manner except by a written agreement signed by both parties. The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part thereof or the right of either party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

     8. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of such counterparts together shall be deemed to be one and the same instrument.

     9. CONTENTS OF AGREEMENT, PARTIES OF INTEREST. This Agreement sets forth the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. All previous agreements, promises, representations, commitments and understandings, whether verbal or written, between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective legal representatives, successors and permitted assigns of the parties hereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     10. ASSIGNMENT. This Agreement may not be assigned (by operation of law or otherwise) by either party without the prior written consent of the other.

     11. SECTION HEADINGS AND GENDER. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof. The use of masculine or any other pronoun herein when referring to any party is for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.


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     12. NOTICES. All notices, consents, waivers or other communications which are required or permitted hereunder shall be in writing and shall be sufficient if delivered personally (including by means of recognized courier service for which a written receipt is given) or by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission providing a receipt, as follows (or to such other address as shall be set forth in a notice given in the same manner);

         If to Company:

         Glenn E. Moore
         President and Chief Executive Officer
         SpecTran Corporation
         SpecTran Industrial Park
         50 Hall Road
         Sturbridge, Massachusetts 01566
         Fax: 508-347-8826

         With a required copy to:

         Ira S. Nordlicht, Esq.
         Hackmyer & Nordlicht
         645 Fifth Avenue
         New York, New York 10022
         Fax: 212-421-0499

         If to GCC:

         Stephen Rabinowitz
         President and Chief Executive Officer
         General Cable Corporation
         4 Tesseneer Drive
         Highland Heights, Kentucky 41076
         Fax: 606-572-8440

         With a required copy to:

         Robert J. Siverd
         Executive Vice President and General Counsel
         General Cable Corporation
         4 Tesseneer Drive
         Highland Heights, Kentucky 41076
         Fax: 606-572-8444



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         All such notices shall be deemed to have been given on the date personally delivered, upon possession of a receipt establishing a facsimile transmission was received or five (5) days after being mailed in the manner provided above.

     13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

     14. CONSENT TO JURISDICTION. The parties agree to submit to the exclusive jurisdiction of the state and federal courts in New York, New York with respect to any litigation arising from or related to this Agreement and will not seek to have such litigations dismissed or removed on the grounds of forum non-conveniens.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by, the duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.


                                        GENERAL CABLE CORPORATION


                                        By: /s/ Robert J. Siverd
                                           ------------------------------
                                           Name: Robert J. Siverd
                                           Title: Executive Vice President



                                        SPECTRAN CORPORATION


                                        By: /s/ R.E. Jaeger
                                           ------------------------------
                                           Name:
                                           Title: Chairman



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